UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2017, the Board of Directors (the “Board”) of EXCO Resources, Inc. (the “Company”) appointed Tyler Farquharson, the Company’s current Vice President of Strategic Planning, acting Chief Financial Officer and Treasurer, as the Company’s Vice President, Chief Financial Officer and Treasurer. In addition, the Board designated Mr. Farquharson as an “executive officer” for Securities and Exchange Commission (“SEC”) reporting purposes. Mr. Farquharson will continue to serve as the Company’s principal financial officer and is expected to be identified as a “named executive officer” for the Company’s 2017 fiscal year.

Mr. Farquharson, age 34, became the Company’s acting Chief Financial Officer and Treasurer in October 2016 and the Company’s Vice President of Strategic Planning in August 2016. Prior to this, Mr. Farquharson served in various roles and most recently as the Company’s Strategic Analysis and Financial Planning Director. Mr. Farquharson joined the Company in August 2005 as a Financial Analyst. He received his Bachelor’s degree in Finance from the University of Kansas in 2005.

Effective February 1, 2017, the Board also appointed Heather Lamparter, the Company’s current Assistant General Counsel, acting General Counsel and Secretary, as the Company’s Vice President, General Counsel and Secretary. The Board did not designate Ms. Lamparter as an “executive officer” for SEC reporting purposes and Ms. Lamparter is not expected to be identified as a “named executive officer” for the Company’s 2017 fiscal year.

Ms. Lamparter, age 44, became the Company’s Assistant General Counsel, acting General Counsel and Secretary in December 2016. Prior to this, Ms. Lamparter served in various roles and most recently as the Company’s Assistant General Counsel. Ms. Lamparter joined the Company in 2010 and prior to her service with the Company, Ms. Lamparter was an associate at K&L Gates LLP. Ms. Lamparter received her law degree from Duquesne University School of Law in 2005.

There are no arrangements or understandings between Mr. Farquharson or Ms. Lamparter and any other persons pursuant to which Mr. Farquharson or Ms. Lamparter, as applicable, was selected to serve as an officer of the Company. In addition, there are no transactions between the Company and Mr. Farquharson, Ms. Lamparter or their respective immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: February 2, 2017	By:	/s/ Heather Lamparter
	Name:	Heather Lamparter
	Title:	Vice President, General Counsel and Secretary